Exhibit 99.1

Rigetti Computing Reports Third Quarter 2024 Financial Results and Business Updates

BERKELEY, Calif., November 12, 2024 -- Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced its financial results for the third quarter ended September 30, 2024 and business updates, including updates to its technology roadmap.

Third Quarter 2024 Financial Highlights

●	Total revenues for the three months ended September 30, 2024 were $2.4 million
●	Total operating expenses for the three months ended September 30, 2024 were $18.6 million
●	Operating loss for the three months ended September 30, 2024 was $17.3 million
●	Net loss for the three months ended September 30, 2024 was $14.8 million
●	As of September 30, 2024 cash, cash equivalents and available-for-sale securities totaled $92.6 million

Technology Updates

Roadmap update

The Company plans to introduce a new modular system architecture in 2025. By mid-year 2025, the Company expects to release a 36-qubit system based on four 9-qubit chips tiled together with a targeted 99.5% median 2-qubit fidelity. By the end of 2025, the Company expects to release a system with over 100 qubits with a targeted 99.5% median 2-qubit fidelity. Rigetti plans to develop the 336-qubit Lyra™ system thereafter.

Rigetti remains on track to develop and deploy its anticipated 84-qubit Ankaa™-3 system with the goal of achieving a 99+% median 2-qubit gate fidelity by the end of 2024.

We believe superconducting qubits have many advantages, including that they are fabricated using well-established semiconductor design and manufacturing techniques. Superconducting qubits also perform faster gate operations than other qubit modalities. Rigetti’s system gate speeds consistently achieve an active duration of 60-8ns, which is four orders of magnitude faster than other modalities such as ion traps and pure atoms. System speed is an important factor to enable hybrid computing with current CPUs/GPUs.

“After spending years optimizing the performance of our larger scale 84-qubit Ankaa™ chips and honing our multi-chip scaling technology, we are manufacturing 9-qubit chips at 99.4% 2-qubit median fidelity, and in Q3 of this year we demonstrated tiling of 9-qubit chips without deterioration in performance,” says Dr. Subodh Kulkarni, Rigetti CEO. “We believe the anticipated 4-chip 36-qubit system will be the most ambitious multi-chip QPU architecture in the market, and a significant milestone for the company and the quantum computing industry. Our approach to scalability, mirroring multi-chip architectures for advanced applications with CMOS, is supported by our recently announced Alternating-Bias Assisted Annealing (ABAA) technique for precisely targeted qubit frequencies. ABAA allows us to consistently manufacture high performance QPUs with the frequency precision necessary for high fidelities. The combination of our ABAA technique and a multi-chip architecture is the cornerstone of our scaling strategy as we move into developing higher qubit count systems.”

Demonstrating real-time and low-latency QEC with superconducting qubits

Quantum error correction (QEC) will be essential to achieve the accuracy needed for quantum computers to realize their full potential. Together with Riverlane, Rigetti is working to advance our understanding of how to build fault tolerant quantum computers using QEC technology.

Rigetti’s recent paper with Riverlane, “Demonstrating real-time and low-latency quantum error correction with superconducting qubits,” demonstrates how integrating Riverlane’s quantum error decoder into the control system of Rigetti’s 84-qubit Ankaa-2 system enabled the achievement of real-time, low-latency quantum error correction, a critical process for developing fault tolerant quantum computers.

Novera QPU co-located at Israeli Quantum Computing Center

Rigetti believes that its 9-qubit Novera™ QPU is ideal for experimentation across a variety of research areas including qubit characterization and hybrid quantum algorithms. Rigetti is excited to share that a Novera QPU has been co-located at the Israeli Quantum Computing Center (IQCC) with Quantum Machines’ OPX1000 control system and NVIDIA’s Grace-Hopper superchip servers, which was made available to partners for research and experimentation. The set-up was recently leveraged for a reinforcement learning project, which was presented at IEEE Quantum Week 2024 in September. The demonstration entailed optimizing single qubit operations on the Novera QPU, and is an exciting use case for using a Novera QPU for quantum machine learning development.

Novel chip fabrication process for scalable, high performing QPUs

We believe quantum computers capable of addressing real-world problems will require hundreds to thousands of high performing qubits. Because qubits are sensitive to noise and other external factors, an important factor for scaling to higher qubit count systems is improving control over the materials, design, and environment of qubits. In August 2024, Rigetti introduced a novel chip fabrication technique, ABAA, that allows for qubit frequencies to be precisely targeted prior to a chip being packaged. The technique entails applying a series of low, alternating voltages at room temperature to the junctions that form the qubit.  Unlike more complicated solutions that address the problem of tuning frequency, which often require laser trimming of the chip, ABAA is a simple and scalable process.

The Company found that leveraging ABAA enables improved execution of 2-qubit gates and a reduction in defects, which both contribute to higher fidelity.

The Company is leveraging the ABAA technique to fabricate chips for the Novera QPU and the upcoming Ankaa-3 system.

Business Updates

NQCC opens landmark facility that includes fully operational Rigetti QPU

The National Quantum Computing Centre (NQCC) officially opened the doors of its landmark facility on Harwell Campus on October 25, 2024.

The facility will support world-class quantum computing research and provide state-of-the-art laboratories for designing, building and testing quantum computers. The state-of-the-art facility includes a fully operational 24-qubit Ankaa-class system that will be made available to NQCC researchers for testing, benchmarking, and exploratory applications development.

Conference Call and Webcast

Rigetti will host a conference call later today, November 12, 2024, at 8:30 a.m. ET, or 5:30 a.m. PT, to discuss its third quarter 2024 financial results.

You can listen to a live audio webcast of the conference call at https://edge.media-server.com/mmc/p/aoxe8j5p/ or the “Events & Presentations” section of the Company’s Investor Relations website at https://investors.rigetti.com/. A replay of the conference call will be available at the same locations following the conclusion of the call for one year.

To participate in the live call, you must register using the following link: https://register.vevent.com/register/BI66e8b07255734ee49c6d5daf2166b220. Once registered, you will receive dial-in numbers and a unique PIN number. When you dial in, you will input your PIN and be routed into the call. If you register and forget your PIN, or lose the registration confirmation email, simply re-register to receive a new PIN.

About Rigetti
Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. The Company’s proprietary quantum-classical infrastructure provides high performance integration with public and private clouds for practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at www.rigetti.com.

Contacts
Rigetti Computing Investor Contact:
IR@Rigetti.com

Rigetti Computing Media Contact:
press@rigetti.com

Cautionary Language Concerning Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the federal securities laws, including statements with respect to the Company’s expectations with respect to its future success and performance, including expectations with respect to the Company’s future revenues and the timing, availability and impact of government programs relating to quantum information science; expectations related to the Company’s ability to achieve milestones including the development, performance and deployment of new systems with the anticipated timing and features or at all; expectations that the ABAA technique will allow the Company to manufacture high performance QPUs with the frequency precision necessary for high fidelities; expectations with respect to future sales or leases of the Novera QPU, customer adoption of the Ankaa-2 and Ankaa-3 systems and Novera QPU; expectations with respect to scaling to create larger qubit systems without sacrificing gate performance using the Company’s modular chip architecture, including expectations with respect to the Company’s anticipated systems; expectations with respect to the Company’s partners and customers and the quantum computing plans and activities thereof; and expectations with respect to the anticipated stages of quantum technology maturation, including the Company’s ability to develop a quantum computer that is able to solve practical, operationally relevant problems significantly better, faster, or cheaper than a current classical solution and achieve quantum advantage on the anticipated timing or at all; expectations with respect to the quantum computing industry and related industries. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap, help unlock quantum computing, and develop practical applications; the ability of the Company to obtain government contracts successfully and in a timely manner and the availability of government funding; the potential of quantum computing; the ability of the Company to expand its QPU sales and the Novera QPU Partnership Program; the success of the Company’s partnerships and collaborations; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives, expansion plans and continue to innovate its existing services; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including financial and credit market fluctuations and uncertainty, rising inflation and interest rates, disruptions in banking systems, increased costs, international trade relations, political turmoil, natural catastrophes, warfare (such as the ongoing military conflict between Russia and Ukraine and related sanctions and the state of war between Israel, Hamas and Hezbollah and related threat of a larger conflict), and terrorist attacks; the Company’s ability to maintain compliance with the continued listing standards of the Nasdaq Capital Market; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value)

(unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$20,286	$21,392
Available-for-sale investments	72,294	78,537
Accounts receivable	6,384	5,029
Prepaid expenses and other current assets	4,902	2,709
Total current assets	103,866	107,667
Property and equipment, net	44,837	44,483
Operating lease right-of-use assets	8,369	7,634
Other assets	178	129
Total assets	$157,250	$159,913

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,604	$5,772
Accrued expenses and other current liabilities	5,581	8,563
Deferred revenue	886	343
Current portion of debt	11,247	12,164
Current portion of operating lease liabilities	2,142	2,210
Total current liabilities	21,460	29,052
Debt, less current portion	2,061	9,894
Operating lease liabilities, less current portion	7,040	6,297
Derivative warrant liabilities	2,210	2,927
Earn-out liabilities	1,641	2,155
Total liabilities	34,412	50,325
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 191,958,045 shares issued and outstanding at September 30, 2024 and 147,066,336 shares issued and outstanding at December 31, 2023	19	14
Additional paid-in capital	524,351	463,089
Accumulated other comprehensive income	254	244
Accumulated deficit	(401,786)	(353,759)
Total stockholders’ equity	122,838	109,588
Total liabilities and stockholders’ equity	$157,250	$159,913

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$2,378	$3,105	$8,516	$8,632
Cost of revenue	1,174	834	3,822	1,940
Total gross profit	1,204	2,271	4,694	6,692
Operating expenses:
Research and development	12,752	13,056	36,093	39,981
Selling, general and administrative	5,798	6,047	18,617	20,808
Restructuring	—	—	—	991
Total operating expenses	18,550	19,103	54,710	61,780
Loss from operations	(17,346)	(16,832)	(50,016)	(55,088)
Other income (expense), net
Interest expense	(733)	(1,473)	(2,809)	(4,511)
Interest income	1,226	1,263	3,567	3,746
Change in fair value of derivative warrant liabilities	1,200	(3,442)	717	(4,320)
Change in fair value of earn-out liabilities	820	(1,731)	514	(2,362)
Total other income (expense), net	2,513	(5,383)	1,989	(7,447)
Net loss before provision for income taxes	(14,833)	(22,215)	(48,027)	(62,535)
Provision for income taxes	—	—	—	—
Net loss	$(14,833)	$(22,215)	$(48,027)	$(62,535)
Net loss per share attributable to common stockholders – basic and diluted	$(0.08)	$(0.17)	$(0.28)	$(0.48)
Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	188,389	133,866	170,665	129,173

RIGETTI COMPUTING INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(48,027)	$(62,535)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,155	6,381
Stock-based compensation	9,705	8,727
Change in fair value of earn-out liabilities	(514)	2,362
Change in fair value of derivative warrant liabilities	(717)	4,320
Change in fair value of forward contract	—	2,229
Impairment of deferred offering costs	—	836
Accretion of available-for-sale securities	(2,752)	(2,310)
Amortization of debt issuance costs, commitment fees and accretion of debt end-of-term liabilities	741	1,100
Non-cash lease expense	1,533	1,288
Changes in operating assets and liabilities:
Accounts receivable	(1,355)	3,239
Prepaid expenses, other current assets and other assets	(1,955)	(1,027)
Deferred revenue	543	(489)
Accounts payable	(808)	(212)
Accrued expenses and operating lease liabilities	(3,632)	(2,067)
Net cash used in operating activities	(42,083)	(38,158)
Cash flows from investing activities:
Purchases of property and equipment	(9,816)	(7,511)
Purchases of available-for-sale securities	(98,451)	(79,047)
Maturities of available-for-sale securities	107,499	98,082
Net cash (used in) provided by investing activities	(768)	11,524
Cash flows from financing activities:
Payments of principal of notes payable	(9,491)	(5,405)
Proceeds from sale of common stock from sales through Common Stock Purchase Agreement	12,838	15,051
Proceeds from sale of common stock from sales through At-The-Market (ATM) Offering	38,831	—
Payments of offering costs	(476)	(107)
Proceeds from issuance of common stock upon exercise of stock options and warrants	83	1,002
Net cash provided by financing activities	41,785	10,541
Effects of exchange rate changes on cash and cash equivalents	(40)	(38)
Net decrease in cash and cash equivalents	(1,106)	(16,131)
Cash and cash equivalents – beginning of period	21,392	57,888
Cash and cash equivalents – end of period	$20,286	$41,757
Supplemental disclosures of other cash flow information:
Cash paid for interest	$2,057	$3,299
Non-cash investing and financing activities:
Capitalization of deferred costs to equity upon share issuance	190	13
Purchases of property and equipment recorded in accounts payable	252	394
Purchases of property and equipment recorded in accrued expenses	76	605
Non-cash addition to operating lease right-of-use assets and lease liability	2,268	—
Unrealized Gain on short term investments	54	273